Exhibit 99.1

DatChat Files Patent for Access to Secure Group-Based Digital Assets Across its Metaverse and Social Media Platforms

Company’s AI-Powered Habytat Metaverse surpassed 100,000 Landowners

New Brunswick, NJ – September 5, 2023 – DatChat (Nasdaq: DATS), a private messaging, social media, and metaverse company, today announced that it filed a non-provisional utility patent application for its technology enabling Secure Group Based Asset Access. This feature will be integrated across DatChat’s technology platforms, encompassing My Family Museum, DatChat Encrypted Messenger & Social Network, and the immersive Habytat Metaverse.

The patent application reflects DatChat’s commitment to bolstering its intellectual property portfolio while advancing its mission of creating secure, efficient, and forward-looking solutions for the storage, sharing, preservation, and controlling information after it has been shared. DatChat CEO Darin Myman, commented, “This patent application supports our intellectual property strategy of creating secure ways to store, share, preserve, and control information in the present and future. Designing the best experience for our users is essential to our business, and patents enable us to persistently safeguard and advance this mission.”

Additionally, the Company is pleased to announce that it has crossed over 100,000 members in its metaverse. As DatChat continues to experience impressive user growth, with an average of 1,000-2,500 new members joining daily, this patent application reinforces the company’s leadership within its metaverse and social media ecosystem.

The Habytat is available as a free download on App Store or Google Play and HabyPets are up for adoption at https://habytat.io/pets or from the download the mobile app.

About Habytat

Habytat by SmarterVerse, a subsidiary of DatChat Inc., is a metaverse platform and privacy-first social network. By dramatically lowering the financial and technical barriers to entry to the metaverse, Habytat is democratizing access to the digital realm and giving users a remarkable opportunity to co-create community, business and life together. Built on SmarterVerse Holding’s patented privacy technology, Habytat grants users complete control over their data, creating a social network users can trust. Learn more at habytat.io.

About DatChat Inc.

DatChat Inc. is a secure messaging, metaverse, and social media company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat’s patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient’s device, while feeling secure that at any time, they can delete individual messages or entire message threads, making it like the conversation never happened.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT

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800-658-8081